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                                IPG HOLDINGS LP
                          INTERTAPE POLYMER GROUP INC.

                                 NOTE AGREEMENT

                            DATED AS OF JULY 1, 1999

     RE: U.S. $25,000,000 7.66% SENIOR GUARANTEED NOTES, SERIES A, DUE 2005
      U.S. $112,000,000 7.81% SENIOR GUARANTEED NOTES, SERIES B, DUE 2009

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
                               TABLE OF CONTENTS

                                                                                PAGE
Parties.....................................................................      1

SECTION 1.      DESCRIPTION OF NOTES AND COMMITMENT.........................      1
 Section 1.1.   Description of Notes........................................      1
 Section 1.2.   Commitment, Closing Date....................................      2
 Section 1.3.   Other Agreements............................................      2
 Section 1.4.   Guaranty Agreements.........................................      2

SECTION 2.      PREPAYMENT OF NOTES.........................................      3
 Section 2.1.   Required Prepayments........................................      3
 Section 2.2.   Optional Prepayment with Premium............................      3
 Section 2.3.   Notice of Certain Prepayments...............................      3
 Section 2.4.   Application of Prepayments..................................      4
 Section 2.5.   Direct Payment..............................................      4

SECTION 3.      REPRESENTATIONS.............................................      4
                Representations of the General Partner, the Issuer and the
 Section 3.1.   Company.....................................................      4
 Section 3.2.   Representations of the Purchasers...........................      4

SECTION 4.      CLOSING CONDITIONS..........................................      6
 Section 4.1.   Conditions..................................................      6
 Section 4.2.   Waiver of Conditions........................................      7

SECTION 5.      COMPANY, GENERAL PARTNER AND ISSUER COVENANTS...............      8
 Section 5.1.   Corporate or Partnership Existence, Etc.....................      8
 Section 5.2.   Insurance...................................................      8
                Taxes, Claims for Labor and Materials, Compliance with
 Section 5.3.   Laws........................................................      8
 Section 5.4.   Maintenance, Etc............................................      9
 Section 5.5.   Nature of Business..........................................      9
 Section 5.6.   Consolidated Net Worth......................................      9
 Section 5.7.   Fixed Charges Coverage Ratio................................      9
 Section 5.8.   Leverage Ratio..............................................      9
 Section 5.9.   Additional Limitations on Debt..............................      9
Section 5.10.   Limitation on Liens.........................................     10
Section 5.11.   Restricted Payments.........................................     11
Section 5.12.   Mergers, Consolidations and Sales of Assets.................     12
Section 5.13.   Repurchase of Notes.........................................     14
Section 5.14.   Transactions with Affiliates................................     14
Section 5.15.   Termination of Pension Plans................................     14
Section 5.16.   Designation of Restricted Subsidiaries......................     15
Section 5.17.   Reports and Rights of Inspection............................     15
Section 5.18.   Substitution of Issuer......................................     19

SECTION 6.      EVENTS OF DEFAULT AND REMEDIES THEREFOR.....................     20
 Section 6.1.   Events of Default...........................................     20
 Section 6.2.   Notice to Holders...........................................     22
 Section 6.3.   Acceleration of Maturities..................................     22
 Section 6.4.   Rescission of Acceleration..................................     22

SECTION 7.      AMENDMENTS, WAIVERS AND CONSENTS............................     23
 Section 7.1.   Consent Required............................................     23
 Section 7.2.   Solicitation of Holders.....................................     23

                                                                                PAGE
 Section 7.3.   Effect of Amendment or Waiver...............................     23

SECTION 8.      INTERPRETATION OF AGREEMENT; DEFINITIONS....................     24
 Section 8.1.   Definitions.................................................     24
 Section 8.2.   Accounting Principles.......................................     35
 Section 8.3.   Directly or Indirectly......................................     35

SECTION 9.      MISCELLANEOUS...............................................     35
 Section 9.1.   Registered Notes............................................     35
 Section 9.2.   Exchange of Notes...........................................     36
 Section 9.3.   Loss, Theft, Etc. of Notes..................................     36
 Section 9.4.   Expenses, Stamp Tax Indemnity...............................     36
 Section 9.5.   Powers and Rights Not Waived; Remedies Cumulative...........     37
 Section 9.6.   Notices.....................................................     37
 Section 9.7.   Successors and Assigns......................................     37
 Section 9.8.   Survival of Covenants and Representations...................     38
 Section 9.9.   Severability................................................     38
Section 9.10.   Governing Law...............................................     38
Section 9.11.   Jurisdiction and Service in Respect of Issuer and Company...     38
Section 9.12.   Payments Free and Clear of Taxes............................     38
Section 9.13.   Currency of Payments; Judgments.............................     39
Section 9.14.   Captions....................................................     40
Section 9.15.   Interest Act (Canada).......................................     40
Section 9.16.   Language....................................................     40

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I--Names and Addresses of Note Purchasers and Amounts of Commitments

Exhibit A-1--Form of 7.66% Senior Guaranteed Note, Series A, due 2005

Exhibit A-2--Form of 7.81% Senior Guaranteed Note, Series B, due 2009

Exhibit B-1--Representations and Warranties of the Issuer and General Partner

Exhibit B-2--Representations and Warranties of the Company

Exhibit C--Description of Special Counsel's Closing Opinion

Exhibit D--Description of Closing Opinion of Counsel to the Company

Exhibit E--Description of Closing Opinion of Special U.S. Counsel to the
Obligors

Exhibit F--Description of Closing Opinion of Counsel to the Obligors as to Matters in Delaware

Exhibit G-1--Form of Guaranty Agreement of the Company

Exhibit G-2--Form of Guaranty Agreement of IPG (US)

Exhibit H--Form of Limited Partnership Agreement

                                IPG HOLDINGS LP

                                      AND

                          INTERTAPE POLYMER GROUP INC.
                             110E Montee de Liesse
                          St. Laurent, Quebec H4T 1N4
                                     Canada

                                 NOTE AGREEMENT

            Re: U.S. $25,000,000 7.66% Senior Guaranteed Notes, Series A

                                    due 2005

            U.S. $112,000,000 7.81% Senior Guaranteed Notes, Series B

                                    due 2009

                            Dated as of July 1, 1999

To the Purchasers named in Schedule I
hereto which are signatories to this
Agreement

Ladies and Gentlemen:

    The undersigned, IPG Holdings LP, a limited partnership formed under the laws of the State of Delaware (the "ISSUER"), Intertape Polymer Inc., a Canadian corporation and general partner of the Issuer (the "GENERAL PARTNER") and Intertape Polymer Group Inc., a corporation formed under the laws of Canada (the "COMPANY" and, together with the Issuer, the "OBLIGORS"), jointly and severally, agree with you as follows:

                                   SECTION 1
                      DESCRIPTION OF NOTES AND COMMITMENT

    1.1. DESCRIPTION OF NOTES. The Issuer will authorize the issue and sale of:

    (a) U.S. $25,000,000 7.66% Senior Guaranteed Notes, Series A, due May 31, 2005 (the "SERIES A NOTES") to be dated the date of issue, to bear interest from such date at the rate of 7.66% per annum, to be expressed to mature on May 31, 2005 and to be substantially in the form of Exhibit A-1 hereto; and

    (b) U.S. $112,000,000 7.81% Senior Guaranteed Notes, Series B, due May 31, 2009 to be dated the date of issue, to bear interest from such date at the rate of 7.81% per annum, to be expressed to mature on May 31, 2009 and to be substantially in the form of Exhibit A-2 hereto.

    The Series A Notes and the Series B Notes are hereinafter collectively referred to as the "NOTES". The Series A Notes and the Series B Notes are each herein referred to as Notes of a "SERIES". The interest on the Notes of each Series shall be payable semiannually on the last day of each May and November in each year (commencing November 30, 1999) and at maturity and shall bear interest on overdue principal (including any overdue, required or optional prepayment of principal) and premium, if any, and on any overdue installment of interest at the Overdue Rate applicable to such Series. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Issuer prior to their expressed maturity date except on the terms and conditions and in the amounts and with the premium, if any, set forth in SECTION2 of this Agreement. The term "NOTES" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in Schedule I. You and the other Purchasers named in the Schedule I are hereinafter sometimes referred to as the "PURCHASERS".

    1.2. COMMITMENT, CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Issuer agrees to issue and sell to you, and you agree to purchase from the Issuer, Notes in the principal amount set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date (as hereinafter defined).

    Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 against payment therefor by wire transfer in immediately available funds at the principal office of Bank of America, N.A., New York, New York, ABA #0260-09593, Account #6550-113535 for further credit to: The Toronto-Dominion Bank, New York, Account #0324-8025371, Account Name: IPG Holdings LP, in the amount of the purchase price at 10:00 A.M., Chicago time, on July 15, 1999 or such later date (not later than July 20, 1999) as shall be mutually agreed upon by the Issuer and the Purchasers (the "CLOSING DATE"). The Notes purchased by you on the Closing Date will be delivered to you in the form of a single registered Note (or such greater number of Notes in denominations of at least $500,000 as you may request) in the form attached hereto as Exhibit A for the full amount of your purchase, registered in your name or in the name of your nominee, all as you may specify at any time prior to the Closing Date.

    1.3. OTHER AGREEMENTS. Simultaneously with the execution and delivery of this Agreement, the Obligors are entering into similar agreements with other Purchasers under which each other Purchaser agrees to purchase from the Issuer the principal amount of Notes and the Series set opposite such Purchaser's name on Schedule I, and your obligation and the obligations of the Obligors hereunder are subject to the execution and delivery of such similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "AGREEMENTS". The obligations of each Purchaser under the Agreements shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

    1.4. GUARANTY AGREEMENTS. The payment by the Issuer of all amounts due with respect to the Notes and performance of all obligations of the Issuer under this Agreement will be unconditionally guaranteed (i) by the Company under a Guaranty Agreement to be dated as of July 1, 1999 (the "GUARANTY AGREEMENT (COMPANY)") from the Company, which Guaranty Agreement shall be in substantially the form attached hereto as Exhibit G-1, and (ii) by IPG (US) under a Guaranty Agreement to be dated as of July 1, 1999 (the "GUARANTY AGREEMENT (IPG (US))") from IPG (US), which Guaranty Agreement shall be substantially in the form attached hereto as Exhibit G-2. The Guaranty Agreement (Company) and the Guaranty Agreement (IPG (US)) are hereafter referred to collectively as the "GUARANTY AGREEMENTS" and individually as a "GUARANTY AGREEMENT".

                                   SECTION 2
                              PREPAYMENT OF NOTES

    2.1. REQUIRED PREPAYMENTS. (a) SERIES A NOTES. Except as set forth in SECTION2.2, the Series A Notes are not subject to prepayment or redemption prior to their expressed maturity dates.

        (b) SERIES B NOTES. The Issuer agrees that on May 31 and November 30 in each year, commencing November 30, 2005 and ending November 30, 2008, both inclusive, the Issuer will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series B Notes, an amount equal to the lesser of (i) $13,440,000 and (ii) the principal amount of the Series B Notes then outstanding. The entire remaining principal amount of the Series B Notes shall become due and payable on May 31, 2009. No premium shall be payable in connection with any required prepayment made pursuant to this SECTION2.1. Upon any partial prepayment of the Series B Notes pursuant to SECTION2.2 or repurchase of Series B Notes pursuant to SECTION5.13, the principal amount of the payment required at maturity of the Series B Notes and each required prepayment of the Series B Notes becoming due under this SECTION2.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

    2.2. OPTIONAL PREPAYMENT WITH PREMIUM. Subject to SECTION2.4, the Issuer shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes of both Series, either in whole or in part (but if in part then in a minimum principal amount of U.S. $1,000,000 in the aggregate) by payment of the principal amount of the Notes or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of three Business Days prior to the date of such prepayment pursuant to this SECTION2.2.

    2.3. NOTICE OF CERTAIN PREPAYMENTS. The Issuer will give notice of any prepayment of the Notes of both Series pursuant to SECTION2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) that a Make-Whole Amount may be payable, (iv) the date when such Make-Whole Amount will be calculated,
(v) the estimated Make-Whole Amount, and (vi) the accrued interest applicable to the prepayment as of the prepayment date. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the Make-Whole Amount, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two Business Days prior to the prepayment date specified in such notice, the Issuer shall provide each holder of a Note written notice of the Make-Whole Amount, if any, payable in connection with such prepayment and, whether or not any Make-Whole Amount is payable, a reasonably detailed computation of the Make-Whole Amount.

    2.4. APPLICATION OF PREPAYMENTS. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of both Series then outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

    2.5. DIRECT PAYMENT. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Issuer requesting that the provisions of this SECTION2.5 shall apply, the Issuer will punctually pay when due the principal thereof, interest thereon and Make-Whole Amount, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Issuer or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Issuer from you, from your nominee or from any such subsequent Institutional Holder, the Issuer will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing.

                                   SECTION 3
                                REPRESENTATIONS

    3.1.  REPRESENTATIONS OF THE GENERAL PARTNER, THE ISSUER AND THE
COMPANY. (a) The General Partner and the Issuer represent and warrant that all representations and warranties set forth in Exhibit B-1 are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

    (b) The Company represents and warrants that all representations and warranties set forth in Exhibit B-2 are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

    3.2. REPRESENTATIONS OF THE PURCHASERS. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

    You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

    (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners (the "NAIC") Annual Statement filed with your state of domicile; or

    (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Obligors in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

    (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Issuer or the Company and
       (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer and the Company in writing pursuant to this paragraph (c); or

    (d) the Source is a governmental plan; or

    (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer and the Company in writing pursuant to this paragraph (e); or

    (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

    As used in this SECTION3.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                                   SECTION 4
                               CLOSING CONDITIONS

    4.1. CONDITIONS. Your obligation to purchase Notes in the amounts set forth opposite your name in Schedule I hereto on the Closing Date shall be subject to the performance by the Issuer and the Company of their respective agreements hereunder which by the terms hereof are to be performed at or prior to the Closing Date and to the following further conditions precedent:

        (a) ISSUER AND GENERAL PARTNER CLOSING CERTIFICATE. You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the General Partner on behalf of the Issuer and as an authorized officer of the General Partner, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (i) the representations and warranties of the Issuer and the General Partner set forth in Exhibit B-1 hereto are true and correct on and with the same effect as if made on the Closing Date, (ii) the Issuer has performed all obligations hereunder which are required to be performed by it on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

        (b) COMPANY CLOSING CERTIFICATE. You shall have received a certificate dated the Closing Date, signed by the President or Vice President, Finance and Administration, of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (i) the representations and warranties of the Company set forth in Exhibit B-2 hereto are true and correct on and with the same effect as if made on the Closing Date, (ii) the Company has performed all obligations hereunder which are required to be performed by it on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

        (c) GUARANTY AGREEMENTS. The Guaranty Agreement (Company) shall have been duly authorized, executed and delivered by the Company and the Guaranty Agreement (IPG (US)) shall have been duly authorized, executed and delivered by IPG (US).

        (d) LEGAL OPINIONS. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Stikeman, Elliott, Canadian counsel to the Obligors, and from Morgan, Lewis & Bockius LLP, special U.S. counsel to the Obligors and IPG (US), and Richards, Layton and Finger, P.A., special counsel to the Obligors and IPG
    (US) as to matters of Delaware law, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C, D, E and F respectively, hereto.

        (e) RELATED TRANSACTIONS. The Issuer shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other Agreements referred to in SECTION1.3.

        (f) OUTSTANDING DEBT. The Company and its Restricted Subsidiaries shall not have any Debt outstanding on the Closing Date other than that specifically described in Annex B to Exhibit B-2 hereto.

        (g) CONSENT TO RECEIVE SERVICE OF PROCESS. You shall have received, in form and substance satisfactory to you, evidence of the consent of CT Corporation System in New York, New York to the appointment and designation provided for by SECTION9.11 for the period from the Closing Date through June 1, 2009 (and the prepayment in full of all fees in respect thereof).

        (h) SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

        (i) PAYMENT OF SPECIAL COUNSEL FEES. The Company shall have paid all reasonable fees and expenses of Chapman and Cutler, special counsel to the Purchasers, to the extent that such fees and expenses are known as at such Closing Date and are reflected in appropriate bills or invoices delivered by such special counsel.

        (j) CONSENTS OF HOLDERS OF OTHER INDEBTEDNESS. On or prior to the Closing Date, any notice, consent or approval required to be obtained from any holder or holders of any outstanding Debt of the Company or any Restricted Subsidiary, and any amendments or agreements pursuant to which any Debt may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained, and all such notices, consents or amendments shall be satisfactory in form and substance to you and your special counsel.

    4.2. WAIVER OF CONDITIONS. If on the Closing Date the Issuer fails to tender to you the Notes to be issued to you on such date or if the conditions specified in SECTION4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in SECTION4.1 have not been fulfilled, you may waive compliance by the Issuer or the Company, as the case may be, with any such condition to such extent as you may in your sole discretion determine. Nothing in this SECTION4.2 shall operate to relieve either Obligor of any of its obligations hereunder or to waive any of your rights against the Obligors.

                                   SECTION 5
                 COMPANY, GENERAL PARTNER AND ISSUER COVENANTS

    From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

    5.1. CORPORATE OR PARTNERSHIP EXISTENCE, ETC. The Company will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; PROVIDED, HOWEVER, that the foregoing shall not prevent any transaction permitted by SECTION5.12. Subject to the provisions of SECTION5.18, (i) the Issuer shall at all times be and remain a Delaware limited partnership; (ii) Intertape
Polymer Inc., a Canadian corporation, (or any other Wholly-owned Restricted Subsidiary incorporated under the laws of Canada or any Province thereof or of the United States or any State thereof) shall at all times be and remain the General Partner and (iii) the Company shall at all times own directly or indirectly 100% of the outstanding shares of capital stock of the General Partner, free and clear of Liens.

    5.2. INSURANCE. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties in accordance with good business practice.

    5.3. TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS. Without limiting any other obligation of the Company hereunder including, without limitation, pursuant to the second sentence of this SECTION5.3, the Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves adequate in accordance with GAAP. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, profits or financial condition of the Company and its Restricted Subsidiaries, taken as a whole, or would result in any Lien not permitted under SECTION5.10.

    5.4. MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

    5.5. NATURE OF BUSINESS. The Company and its Restricted Subsidiaries will continue to carry on substantially the same type of business currently carried on and activities which are ancillary, incidental or necessary to the ongoing business of the Company and its Restricted Subsidiaries as presently conducted.

    5.6. CONSOLIDATED NET WORTH. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than U.S. $200,000,000.

    5.7. FIXED CHARGES COVERAGE RATIO. The Company will keep and maintain the ratio (determined as of the end of each fiscal quarter of the Company) of Net Income Available for Fixed Charges to Fixed Charges for the immediately preceding period of four consecutive fiscal quarters including the fiscal quarter ending on the calculation date (taken as a single accounting period) at not less than 2.0 to 1.0.

    5.8. LEVERAGE RATIO. The Company will not at any time permit Consolidated Funded Debt to exceed 55% of Consolidated Total Capitalization.

    5.9. ADDITIONAL LIMITATIONS ON DEBT. (a) In addition to and not in limitation of any other restrictions hereunder, the Company will not, and will not permit any Restricted Subsidiary to, create, assume or incur or in any manner become liable (including, without limitation, by merger, consolidation or amalgamation) in respect of any Priority Debt unless at the time of issuance of any such Priority Debt and after giving effect thereto and the application of the proceeds therefrom, the aggregate principal amount of Priority Debt shall not exceed an amount equal to 20% of Consolidated Net Worth, PROVIDED, HOWEVER, that if and so long as IPG (US) is a Restricted Subsidiary, "PRIORITY DEBT" shall not include any unsecured debt ("UNSECURED DEBT") incurred by IPG (US) so long as (i) such unsecured Debt ranks PARI PASSU with the Notes as guaranteed by the Guaranty Agreement (IPG (US)); and (ii) the lenders of such other unsecured Debt shall enter into agreements with respect to the claims of the holders of the Notes under the Guaranty Agreement (IPG (US)) being on a PARI PASSU basis with such unsecured Debt, which agreement shall be delivered concurrently with each issuance of such unsecured Debt and shall contain provisions comparable to those contained in the Creditor Agreement being supplemented and delivered in the date of Closing.

    (b) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this SECTION5.9 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

    5.10. LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

    (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, PROVIDED payment thereof is not at the time required by SECTION5.3;

    (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

    (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; PROVIDED in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

    (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

    (e) Liens securing liabilities of a Restricted Subsidiary to the Company or to another Wholly-owned Restricted Subsidiary;

    (f) Liens on shares of stock of Unrestricted Subsidiaries;

    (g) Liens existing as of March 31, 1999 and reflected in Annex B to Exhibit B-2 to the Note Agreements;

    (h) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with (and within twelve months of) the acquisition after the Closing Date of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, PROVIDED that (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all liabilities secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all Debt secured by such Liens shall have been incurred within the other applicable limitations of SECTION5.8 and, in the case of a Restricted Subsidiary (other than the Issuer), SECTION5.9;

    (i) Liens incurred in connection with any renewals, extensions or refundings of any Debt secured by Liens described in SECTIONSECTION5.10(g) and (h), PROVIDED that no additional property is encumbered and there is no increase in the aggregate principal amount of Debt secured thereby; and

    (j) Liens, in addition to those permitted by SECTIONSECTION5.10(a) through
       (i) above, securing Debt of the Company or any Restricted Subsidiary; PROVIDED that after giving effect to the incurrence of all Debt secured by such Liens the aggregate principal amount of Priority Debt shall not exceed an amount equal to 20% of Consolidated Net Worth.

    5.11. RESTRICTED PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, make any Restricted Investment or Restricted Payment, if, after giving effect thereto, the sum of (i) the aggregate amount of Restricted Payments made during the period from and after January 1, 1999 to and including the date of the making of the Restricted Payment in question, plus
(ii) the aggregate amount of all Restricted Investments made by the Company or any Restricted Subsidiary during said period would exceed the sum of (x) U.S. $100,000,000 plus (y) 75% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure for any fiscal period within such period, then minus 100% of such deficit) plus (z) an amount equal to the aggregate net cash proceeds received by the Company from the issuance or sale after January 1, 1998 (other than to the Company or any Subsidiary) of shares of common stock of the Company.

    In addition to the foregoing restrictions, the Company will not make any Restricted Payment or any Restricted Investment if, at the time thereof or after giving effect thereto, any Default or Event of Default shall exist.

    The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

    For the purposes of this SECTION5.11, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

    In valuing any Restricted Investments for the purpose of applying the limitations set forth in this SECTION5.11, such Restricted Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

    For purposes of this SECTION5.11, at any time when a corporation becomes a Restricted Subsidiary, all Restricted Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time.

    5.12. MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. (a) The Company will not, and will not permit any Restricted Subsidiary to, (i) consolidate or amalgamate with or be a party to a merger with any other corporation or
(ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this SECTION5.12) of Consolidated Assets; PROVIDED, HOWEVER, that:

       (1) any Restricted Subsidiary may merge or amalgamate or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as (i) in any such transaction involving the Issuer and a Wholly-owned Restricted Subsidiary (and not involving the Company), the Issuer shall be the surviving or continuing limited partnership or corporation and (ii) in any such transaction involving the Company, the Company shall be the surviving or continuing entity, or
           (iii) in any other such transaction involving the Issuer and not the Company, the surviving or continuing corporation or limited partnership shall be the Issuer or if the surviving or continuing corporation or limited partnership is not the Issuer, then such successor entity (x) shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance of each covenant and condition of the Note Agreements and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the holders of the Notes), and shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to such holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and
           (y) shall be a solvent limited partnership or corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Canada or any province thereof, and, at the time of any such amalgamation, consolidation or merger described in this SECTION5.12(a), and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

       (2) the Company may consolidate or amalgamate or merge with any other corporation if, at the time of any such amalgamation, consolidation or merger described in this SECTION5.12(a) and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

            (i) the surviving or continuing corporation shall be the Company, or

            (ii) the successor entity is not the Company, then such successor entity (x) shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance of each covenant and condition of the Note Agreements and the Guaranty Agreement (Company) (pursuant to such agreements and instruments as shall be reasonably satisfactory to the holders of the Notes), and the successor entity shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to such holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (y) shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or under the laws of Canada or any province thereof; and

       (3) any Restricted Subsidiary (including the Issuer) may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company and any Restricted Subsidiary (except the Issuer) may sell, lease or otherwise dispose of all or any substantial part of its assets to any Wholly-owned Restricted Subsidiary (including the Issuer).

    (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this SECTION5.12, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary, except for the purpose of qualifying directors, or (in the case of a Restricted Subsidiary other than the

       Issuer) except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

    (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors) and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except any Restricted Subsidiary may make such sale, transfer or disposition to the Company and any Restricted Subsidiary (other than the Issuer) may make such sale, transfer or disposition to a Wholly-owned Restricted Subsidiary) any shares of stock of any other Restricted Subsidiary, unless:

       (1) simultaneously with such sale, transfer, or disposition, all shares of stock of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety; and

       (2) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries.

    The provisions of this SECTION5.12(c) shall not prohibit a transaction otherwise permitted by clause (ii) of the second sentence of SECTION5.1 or by SECTION5.18.

    (d) As used in this SECTION5.12, a sale, lease or other disposition of assets (a "TRANSFER") shall be deemed to be a "SUBSTANTIAL PART" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets Transferred by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such Transfer, exceeds 10% of Consolidated Assets, determined as of the end of the immediately preceding fiscal quarter.

    For the purpose of making any determination of "substantial part," any Transfer shall not be included (i) if and to the extent the net proceeds thereof are segregated from the general accounts of the Company and any Restricted Subsidiary, invested in Cash Equivalents until applied in accordance with clause (x) or (y) below, and within one year after such Transfer are used either
(x) to acquire Like Assets, or (y) to prepay Senior Funded Debt, (ii) if the assets Transferred are acquired subsequent to the Closing Date, do not constitute Like Assets and are sold for the fair market value thereof, or
(iii) if the assets Transferred are exchanged for Like Assets having a fair market value at least equal to that of the assets being Transferred. Any such prepayment pursuant to clause (i)(y) above applied to the prepayment of the Notes shall be made pursuant to SECTION2.2 hereof.

    5.13. REPURCHASE OF NOTES. None of the Company, the Issuer, any Subsidiary or any Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. Notes repurchased by the Company or any Subsidiary or Affiliate shall be cancelled.

    5.14. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

    5.15. TERMINATION OF PENSION PLANS. (a) The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

    (b) The Company will and will cause each Subsidiary to maintain each Foreign Pension Plan in accordance with the terms and provisions thereof and the requirements of applicable laws, rules and regulations except to the extent the failure to so maintain any such Foreign Pension Plans could not reasonably be expected to materially adversely affect the Company, the Issuer or the Company and its Restricted Subsidiaries taken as a whole or the performance by the Company or the Issuer of this Agreement, the Notes or the Guaranty Agreement (Company).

    5.16. DESIGNATION OF RESTRICTED SUBSIDIARIES. The Company may designate any Subsidiary a Restricted Subsidiary by giving written notice to each holder of Notes that the Board of Directors of the Company has made such designation, PROVIDED, HOWEVER, no Subsidiary may be designated a Restricted Subsidiary unless, at the time of such designation and after giving effect thereto, no Default or Event of Default shall exist. Such designation may be revoked by the Board of Directors of the Company; PROVIDED, HOWEVER, that no Unrestricted Subsidiary may be designated as a Restricted Subsidiary and no Restricted Subsidiary may be designated as an Unrestricted Subsidiary unless, at the time of such action and after giving effect thereto, no Default or Event of Default would exist and at least $1.00 of additional Priority Debt could be incurred under SECTION5.9, and PROVIDED, FURTHER, no Unrestricted Subsidiary shall at any time be designated a Restricted Subsidiary if such Unrestricted Subsidiary shall previously have been designated a Restricted Subsidiary, and no Restricted Subsidiary shall at any time be designated an Unrestricted Subsidiary if such Restricted Subsidiary shall previously have been designated as an Unrestricted Subsidiary pursuant to this SECTION5.16. The foregoing provisions notwithstanding, the Issuer and IPG (US) shall at all times be and remain a Wholly-owned Restricted Subsidiary.

    5.17. REPORTS AND RIGHTS OF INSPECTION. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this SECTION5.17 and concurred in by the independent public accountants referred to in SECTION5.17(b) hereof), and will furnish to you so long as you are the holder of any Note and to each other holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

        (a) QUARTERLY STATEMENTS. As soon as available and in any event within 75 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

       (1) consolidated balance sheets of the Company and its consolidated Subsidiaries (and, if different, of the Restricted Group) as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the fiscal year then most recently ended,

       (2) consolidated statements of earnings and retained earnings of the Company and its consolidated Subsidiaries (and, if different, of the Restricted Group) for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

       (3) consolidated statements of changes in cash resources of the Company and its consolidated Subsidiaries (and, if different, of the Restricted Group) for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

        (b) ANNUAL STATEMENTS. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

       (1) consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries (and, if different, of the Restricted Group) as of the close of such fiscal year, and

       (2) consolidated and consolidating statements of earnings and retained earnings and changes in cash resources of the Company and its consolidated Subsidiaries (and, if different, of the Restricted Group) for such fiscal year, in each case setting forth in comparative form the consolidated and consolidating figures for the preceding fiscal year, all in reasonable detail and with regard to the consolidated figures, accompanied by a report thereon of Raymond Chabot Grant Thorton or any other firm of independent public accountants of recognized national standing in the United States or Canada selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries (and, if different, of the Restricted Group) as of the end of the fiscal year being reported on and the consolidated results of the operations and changes in cash resources for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

        (c) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary;

        (d) GOVERNMENTAL AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or any governmental regulatory body including, but without limitation, the Company's Form 20F and unaudited quarterly reports, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency having jurisdiction over the Company or any of its Subsidiaries;

        (e) ERISA REPORTS. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing; or
    (vii) any event or circumstance with respect to any Foreign Pension Plan which could reasonably be expected to materially adversely affect the Company, the Issuer or the Company and its Restricted Subsidiaries on a consolidated basis or the performance by the Company or the Issuer hereunder or under the Notes or the Guaranty Agreement (Company);

        (f) OFFICER'S CERTIFICATES. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of SECTION5.6 through SECTION5.12 at the end of the period covered by the financial statements then being furnished, (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default (including, without limitation, with respect to SECTION5.2) and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto and (iii) any material differences between United States generally accepted accounting principles and GAAP to the extent reasonably relevant to determining compliance with the requirements of SECTION5.6 through SECTION5.12 hereof;

        (g) ACCOUNTANT'S CERTIFICATES. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that as of the date of the fiscal year end, and for that year, with respect to which such accountants have given their report pursuant to SECTION5.17(b), the Company was in compliance with the provisions of SECTIONSECTION5.6, 5.7 and 5.8 and that, in the normal course of their audit (without special or additional investigation), they have not become aware of a Default or Event of Default under the provisions of SECTIONSECTION5.9, 5.10(j), 5.11 or 5.12 (but only to the extent relative to the sale of a substantial part of the assets thereunder);

        (h) UNRESTRICTED SUBSIDIARIES. Within the respective periods provided in paragraphs (a) and (b) above, financial statements of the character and for the dates and periods as in said paragraphs (a) and

    (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis); and

        (i) REQUESTED INFORMATION. With reasonable promptness, such other data and information as you or any such holder may reasonably request.

    Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each holder of the then outstanding Notes (or such Persons as either you or such holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse any Noteholder for reasonable expenses which such Noteholder may incur in connection with any such visitation or inspection, except that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Company agrees to reimburse such Noteholder for all such expenses promptly upon demand.

    You agree that you will use all reasonable efforts to keep confidential any information from time to time supplied to you by or on behalf of the Company (including, without limitation, any such information provided pursuant to this SECTION5.17) which the Company or any Person acting on its behalf designates in writing at the time of its delivery to you, or as promptly as practicable thereafter, is to be treated as confidential, PROVIDED, HOWEVER, that the foregoing provisions of this paragraph shall not apply:

    (i) to any information already known to you at the time of its receipt thereof (other than any such information which to your knowledge is already known to you by virtue of any breach by any third party of any confidentiality obligation owed to the Company);

    (ii) to any information which is or becomes public knowledge otherwise than (to your knowledge) by reason of any breach of this paragraph;

   (iii) to the extent that you are required to disclose the information in question pursuant to any law, statute, rule or regulation or any order of any court or judicial process or pursuant to any direction, request or requirement (whether or not having the force of law but, if not having the force of law, being of a type with which Institutional Holders in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority;

    (iv) to the disclosure of any such information to any regulators or auditors including the National Association of Insurance Commissioners or any successor agency;

    (v) to the disclosure of any such information to any other holder of a Note;

    (vi) to the disclosure of any information to your counsel or accountants or those of any other holder of a Note;

   (vii) to the disclosure of any information to any of your employees, other professional advisors or those of any other holder of a Note;

  (viii) to the disclosure of any information to Moody's Investors
         Service, Inc., Standard & Poor's Corporation or any other nationally recognized rating agency;

    (ix) to the extent that you need to disclose the information in question for the protection or enforcement of any of your rights or interests against the Issuer or the Company, whether under the Note Agreements or otherwise; or

    (x) to the prospective transferee in connection with any contemplated transfer of any of the Notes (or of any other security of the Company owned by you or any Person advised by your investment advisor or any of its subsidiaries) by you PROVIDED, that such prospective transferee shall agree (in writing) to be bound by the confidentiality provisions of this SECTION5.17 as if it were a holder of Notes hereunder.

    5.18. SUBSTITUTION OF ISSUER. The Issuer shall have the right to require all (and not less than all) of the holders to deliver the outstanding Notes held by each holder to the Issuer in exchange for substantially identical senior guaranteed promissory notes (the "NEW NOTES") of another Restricted Subsidiary (the "NEW ISSUER") subject to the satisfaction of each of the following conditions:

       (a) the Issuer shall have provided at least 30 days' prior written notice of the exchange (the date of the exchange being referred to as the "EXCHANGE DATE") to the holders of the proposed delivery to the holders of existing Notes describing such exchange and making reference to this SECTION5.18;

       (b) the New Notes shall be in the form of Exhibit A hereto and dated as of the last date on which accrued interest was paid in full or, if accrued interest was never paid in full, as of the Closing Date;

       (c) the holders, concurrently with the issuance of the New Notes on the Exchange Date shall have received such corporate showings, legal opinions and other closing items as may be reasonably requested by the holders (including, without limitation thereof, such amendments, modifications and ratifications with respect to the Guaranty Agreement (Company) and the Guaranty Agreement (IPG (US)) as the holders might reasonably request), all reasonably satisfactory to the holders in form, scope and substance;

       (d) the New Issuer shall be a corporation, partnership, or limited liability company organized under the laws of Canada or the United States or any State or Province thereof and no holder shall have determined, in its reasonable judgment (by written notice to the Issuer at least 10 days prior to the Exchange Date), that the exchange contemplated hereinabove will have a material adverse tax effect or other material adverse effect on the holder; and

       (e) at the time of such exchange and after giving effect thereto, no Default or Event of Default shall exist hereunder.

    The Company shall pay all reasonable costs and expenses incurred by the holders in connection with any exchange effected pursuant to this SECTION5.18.

    In the event each of the foregoing conditions shall have been satisfied in full, from and after the Exchange Date all references to the Issuer shall be deemed to refer to the New Issuer referred to hereinabove without the necessity of additional amendment or modification to this Agreement or the Notes.

                                   SECTION 6
                    EVENTS OF DEFAULT AND REMEDIES THEREFOR

    6.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" as such term is used herein:

    (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

    (b) Default shall occur in the making of any payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

    (c) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Material Debt (other than the Notes) of the Company or any Restricted Subsidiary and such default shall not have been waived and shall continue beyond the period of grace, if any, allowed under the terms of such Material Debt; or

    (d) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Material Debt of the Company or any Restricted Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Material Debt of the Company or any Restricted Subsidiary outstanding thereunder; or

    (e) Default shall occur in the observance or performance of any covenant or agreement contained in SECTION5.6 through SECTION5.12 hereof or any covenant or agreement contained in the Guaranty Agreement (Company) or any covenant or agreement in the Guaranty Agreement (IPG (US)); or

    (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which a Responsible Officer of either Obligor, as the case may be, first obtains knowledge of such default, or
       (ii) the day on which written notice thereof is given to either Obligor by the holder of any Note; or

    (g) Any representation or warranty made by either Obligor or the General Partner herein, or made by the Company in the Guaranty Agreement (Company) or made by IPG (US) in the Guaranty Agreement (IPG (US)) or made by either Obligor or the General Partner in any statement or certificate furnished by such Obligor or such General Partner in connection with the consummation of the issuance and delivery of the Notes or furnished by either Obligor or the General Partner pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

    (h) Final judgment or final judgments for the payment of money aggregating in excess of U.S. $5,000,000 (or the equivalent thereof in any other currency) (exclusive of judgment amounts which are covered by insurance of solvent insurers which have acknowledged such coverage) is or are outstanding against either Obligor or any Restricted Subsidiary or against any property or assets of any such entity and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or for a period of 90 days from the date of its entry; or

    (i) A custodian, liquidator, trustee or receiver is appointed for either Obligor or any Restricted Subsidiary or for the major part of the property of any one of them and is not discharged within 90 days after such appointment; or

    (j) Either Obligor or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or either Obligor or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for such Obligor or such Restricted Subsidiary or for the major part of the property of any such entity; or

    (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against either Obligor or any Restricted Subsidiary and, if instituted against such Obligor or any Restricted Subsidiary, are consented to or are not dismissed within 90 days after such institution; or

    (l) (i) The Guaranty Agreement (Company) shall be held by a court of competent jurisdiction to be invalid or unenforceable in any respect, or the Company takes any action for the purpose of repudiating or rescinding the Guaranty Agreement (Company) or its obligations thereunder, or the Company declares that its obligations thereunder are unenforceable, or
       (ii) the Guaranty Agreement (IPG (US)) shall be held by a court of competent jurisdiction to be invalid or unenforceable in any respect, or IPG (US) takes any action for the purpose of repudiating or rescinding the Guaranty Agreement (IPG (US)) or its obligations thereunder, or IPG
       (US) declares that its obligations thereunder are unenforceable.

    6.2. NOTICE TO HOLDERS. When any Event of Default described in the foregoing SECTION6.1 has occurred, or if the holder of any Note or of any other evidence of Debt of either Obligor gives any notice or takes any other action with respect to a claimed default, such Obligor agrees to give notice within three Business Days of such event to all holders of the Notes then outstanding.

    6.3. ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a) or (b) of SECTION6.1 has happened and is continuing, any holder of any Note may, by notice in writing sent in the manner provided in SECTION9.6 to the Company declare the entire principal of and all interest accrued on such Note to be, and such Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (c), (d), (e), (f), (g), (h) or (l) of said SECTION6.1 has happened and is continuing, the holder or holders of 51% or more of the principal amount of Notes of all Series, taken as a single class, at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (i), (j) or (k) of SECTION6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Issuer will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Issuer further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all reasonable costs and expenses incurred by them in the collection of any amounts payable under the Notes upon any Event of Default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith. All amounts paid hereunder with respect to principal, Make-Whole Amount, if any, and interest on the Notes shall be paid ratably to all Noteholders.

    6.4. RESCISSION OF ACCELERATION. The provisions of SECTION6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraph (a), (b), (c),
(d), (e), (f), (g), (h) or (l) of SECTION6.1, the holders of at least 66 2/3% in aggregate principal amount of the Notes of all Series, taken as a single class, then outstanding may, by written instrument filed with the Obligors, rescind and annul such declaration and the consequences thereof, PROVIDED that at the time such declaration is annulled and rescinded:

    (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

    (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under SECTION6.3) shall have been duly paid; and

    (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to SECTION7.1;

and PROVIDED FURTHER, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto. Such annulment and rescission shall be by written instrument filed with the Company.

                                   SECTION 7
                        AMENDMENTS, WAIVERS AND CONSENTS

    7.1. CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Obligors, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Obligors shall have obtained the consent in writing of the holders of at least 66 2/3% in aggregate principal amount of outstanding Notes of all Series, taken as a single class; PROVIDED that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (i) which will change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments including, without limitation, the definition of Make-Whole Amount, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this SECTION7 or SECTION6.

    7.2. SOLICITATION OF HOLDERS. So long as there are any Notes outstanding, no Obligor will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by such Obligor and shall be afforded the opportunity of considering the same and shall be supplied by the Obligors with sufficient information to enable it to make an informed decision with respect thereto. No Obligor will directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.

    7.3. EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Obligors, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

                                   SECTION 8
                    INTERPRETATION OF AGREEMENT; DEFINITIONS

    8.1. DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

    "AFFILIATE" shall mean any Person (other than the Company or a Special Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, either Obligor, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of either Obligor or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by either Obligor or a Subsidiary. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

    "AMERICAN" shall mean American Tape Co., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of American Tape Co.

    "ANCHOR" shall mean Anchor Continental Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Anchor Continental Inc.

    "BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on which banks are generally not open for business in New York, New York or Montreal, Quebec, Canada.

    "CAPITALIZED LEASE" shall mean any lease (i) the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP or

(ii) for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

    "CAPITALIZED RENTALS" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

    "CASH EQUIVALENTS" shall mean, as of the date of any determination thereof, Investments of the type described in clauses (b), (c) or (d) of the definition of the term "Restricted Investments."

    "CDN." shall mean Canadian dollars.

    "CLOSING DATE" shall have the meaning ascribed to such term in SECTION1.2.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

    "COMPANY" shall mean Intertape Polymer Group Inc., a corporation incorporated under the laws of Canada, and any Person who succeeds to all, or substantially all, of the assets and business of Intertape Polymer Group Inc.

    "CONSOLIDATED" when used as a prefix to any item (unless such item is defined differently herein) shall mean the aggregate amount of such item of the Company and its Restricted Subsidiaries on a consolidated basis eliminating intercompany items in accordance with GAAP.

    "CONSOLIDATED ASSETS" shall mean, as of the date of any determination thereof, consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP (excluding, in any event, assets or equity attributable to Unrestricted Subsidiaries).

    "CONSOLIDATED CURRENT LIABILITIES" shall mean as of the date of any determination thereof such liabilities of the Company and its Restricted Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current liabilities (excluding, in any event, liabilities attributable to Unrestricted Subsidiaries).

    "CONSOLIDATED NET INCOME" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

    (a) any gains or losses (i) on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses or
       (ii) attributable to any non-recurring or extraordinary items including, without limitation, any discontinuance of operations;

    (b) the proceeds of any life insurance policy;

    (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary; PROVIDED, HOWEVER, that the net earnings and losses of American from and after December 16, 1997 and the net earnings and losses of the Issuer from and after November 19, 1997, shall be included in any determination of Consolidated Net Income hereunder;

    (d) net earnings and losses of any corporation (other than a Restricted Subsidiary) substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

    (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

    (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

    (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

    (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

    (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

    (j) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary; and

    (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

    "CONSOLIDATED NET WORTH" shall mean, as of the date of any determination thereof, the consolidated total shareholders' equity of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

    "CONSOLIDATED TOTAL CAPITALIZATION" shall mean, as of the date of any determination thereof, the sum of (i) the aggregate principal amount of Consolidated Funded Debt then outstanding PLUS (ii) Consolidated Net Worth.

    "DEBT" of any Person shall mean, as of the date of any determination thereof (without duplication):

    (i) all indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of indebtedness of such Person;

    (ii) obligations secured by any Lien upon property owned by such Person or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under any such arrangement in the event of default are limited to repossession or sale of property including, without limitation, obligations secured by Liens arising from the sale or transfer of notes or accounts receivable, but, in all events, excluding trade payables and accrued expenses constituting Consolidated Current Liabilities;

   (iii) Capitalized Rentals;

    (iv) reimbursement obligations in respect of credit enhancement instruments including letters of credit (excluding, however, short-term letters of credit and surety bonds issued in commercial transactions in the ordinary course of business); and

    (v) (without duplication of any of the foregoing) Guaranties of obligations of others of the character referred to hereinabove in this definition.

    "DEFAULT" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

    "ERISA AFFILIATE" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

    "EVENT OF DEFAULT" shall have the meaning set forth in SECTION6.1.

    "FIXED CHARGES" for any period shall mean on a consolidated basis the sum of
(i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries, and (ii) all Interest Charges on all Debt (including the interest component of Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries.

    "FOREIGN PENSION PLAN" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or any one or more of the Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides for retirement income for such employees or a deferral of income for such employees in contemplation of retirement and is not subject to ERISA or the Code.

    "FUNDED DEBT" of any Person shall mean all Debt of such Person having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods of one or more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt; PROVIDED, HOWEVER, that any obligation permitted to be classified under GAAP as a current liability (other than the "current portion" of Funded Debt and other than Funded Debt then in default) shall not constitute Funded Debt.

    "GAAP" shall mean generally accepted accounting principles in Canada.

    "GENERAL PARTNER" shall mean Intertape Polymer Inc., a Canadian corporation and the general partner of the Issuer.

    "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any liabilities, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such liabilities or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such liabilities or obligation, or
(y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such liabilities or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such liabilities or obligation of the ability of the primary obligor to make payment of the liabilities or obligation, or (iv) otherwise to assure the owner of the liabilities or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any indebtedness for borrowed money shall be deemed to be Debt equal to the principal amount of such indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Debt equal to the maximum aggregate amount of such obligation, liability or dividend.

    "GUARANTY AGREEMENT (COMPANY)" shall have the meaning set forth in SECTION1.4.

    "GUARANTY AGREEMENT (IPG (US))" shall have the meaning set forth in SECTION1.4.

    "IPG (US)" shall mean IPG (US) Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets of IPG (US) Inc.

    "INSTITUTIONAL HOLDER" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

    "INTEREST CHARGES" for any period shall mean all interest and all amortization of debt discount and expense on any particular liabilities for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

    "INVESTMENTS" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business or accounts receivable arising in the ordinary course of business.

    "ISSUER" shall mean (i) IPG Holdings LP, a limited partnership formed under the laws of the State of Delaware, and any Person who succeeds to all, or substantially all, of the assets and business of IPG Holdings LP or (ii) in the event of an Exchange of Notes pursuant to SECTION5.18, the New Issuer thereunder.

    "LIEN" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, Capitalized Lease, conditional sale or trust receipt or a lease in which such Person is lessor, consignor or bailor for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

    "LIKE ASSETS" shall mean, as of the date of any determination thereof, operating assets, used or to be used by the Company or any Restricted Subsidiary in the lines of business in which the Company or such Restricted Subsidiary is engaged as of the Closing Date or in businesses reasonably related thereto.

    "LONG-TERM LEASE" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

    "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

        "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION2.2 or has become or is declared to be immediately due and payable pursuant to SECTION6.3, as the context requires.

        "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

        "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX1" or other appropriate page of the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
    (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the average life closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the average life closest to and less than the Remaining Average Life.

        "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

        "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION2.2 or SECTION6.3.

        "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to SECTION2.2 or has become or is declared to be immediately due and payable pursuant to SECTION6.3, as the context requires.

    "MATERIAL DEBT" shall mean any Debt which has or relates to, in the aggregate, an unpaid principal amount (or aggregate liability) of more than U.S. $7,500,000 or an equivalent amount of money in any other currency.

    "MINORITY INTERESTS" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

    "MULTIEMPLOYER PLAN" shall have the same meaning as in ERISA.

    "NAIC" means the National Association of Insurance Commissioners or any successor thereto.

    "NET INCOME AVAILABLE FOR FIXED CHARGES" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period, (iii) Fixed Charges of the Company and its Restricted Subsidiaries during such period and (iv) all amortization expenses of intangible assets.

    "OVERDUE RATE" shall mean with respect to the (a) Series A Notes, 9.66% per annum and (b) the Series B Notes, 9.81% per annum.

    "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

    "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

    "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

    "PRIORITY DEBT" shall mean and include (i) all Debt of the Company and all Debt of the Issuer, in each case secured by Liens other than those expressly permitted by SECTIONSECTION5.10(a) through (i), inclusive, and (ii) all Debt of other Restricted Subsidiaries EXCLUDING, HOWEVER any Debt of such other Restricted Subsidiaries owing to the Company or a Wholly-owned Restricted Subsidiary and any unsecured Debt of IPG (US) described in the proviso to SECTION5.9(a).

    "PURCHASERS" shall have the meaning set forth in SECTION1.1.

    "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

    "QUALIFYING EU JURISDICTION" shall mean any country (other than Greece) which as of the Closing Date is a member of the European Union.

    "RENTALS" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) in excess of $50,000 annually payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

    "REPORTABLE EVENT" shall have the same meaning as in ERISA.

    "RESPONSIBLE OFFICER" shall mean any Senior Financial Officer and any other officer of the Company or the Issuer, as the case may be, with responsibility for the administration of the relevant portion of this Agreement or the Guaranty Agreement (Company).

    "RESTRICTED GROUP" shall mean, as of the date of determination thereof, the Company and its Restricted Subsidiaries.

    "RESTRICTED INVESTMENTS" shall mean all Investments, other than:

    (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including, without limitation, Investments
       (i) directly out of the cash proceeds to the Company of the concurrent sale of shares of capital stock of the Company or (ii) pursuant to a direct share exchange offer by the Company, and including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

    (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating of at least A-2 by Standard & Poor's Corporation ("S&P") or at least Prime-2 by Moody's Investors Service, Inc. ("MOODY'S"), or at least A-1 low by Canadian Bond Rating Service ("CBRS") or at least R-1 low by Dominion Bond Rating Service ("DBRS") in Canada;

    (c) Investments in (i) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America or (ii) direct obligations of Canada or any agency or instrumentality of Canada or any province thereof (which province shall then have outstanding long-term debt bearing a rating of at least A- by S&P, A3 by Moody's, A low by CBRS or A low by
       DBRS), the payment or guarantee of which constitutes a full faith and credit obligation of Canada or such province, as the case may be, in either case maturing in twelve months or less from the date of acquisition thereof;

    (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States, any state thereof or Canada or any province thereof, having capital, surplus and undivided profits aggregating at least U.S. $100,000,000 (or its equivalent in Canadian currency) and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, rated A-or better by S & P, A3 or better by Moody's, A low or better by CBRS or A low or better by DBRS, or Investments in Eurodollar Certificates of deposit maturing within one year after the acquisition thereof and issued by a bank in western Europe or England having capital, surplus and undivided profits of at least U.S. $1,000,000,000 (or its equivalent in such country's local currency); and

    (e) loans or advances (including, without limitation, loans or advances to employees of the Company for the purchase by such employee of shares of stock of the Company by such employee) in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary PROVIDED that the aggregate amount of all such loans or advances shall at no time exceed U.S. $5,000,000.

    "RESTRICTED PAYMENTS" shall mean, for any period,

    (i) the declaration or payment, directly or indirectly, of any dividend either in cash or property, on any shares of capital stock of the Company or any Restricted Subsidiary;

    (ii) the purchase, redemption or retirement, directly or indirectly, of any shares of capital stock of any class or of any warrants, rights or options to purchase or acquire any shares of capital stock of the Company or any Restricted Subsidiary; and

   (iii) any payment or distribution, directly or indirectly, by the Company or a Restricted Subsidiary in respect of its capital stock;

PROVIDED, HOWEVER, that "Restricted Payments" shall not include any such dividends, purchases, redemptions, retirements or other distribution by a Restricted Subsidiary to the Company or by a Restricted Subsidiary to a Wholly-owned Restricted Subsidiary PROVIDED, FURTHER, HOWEVER, that any such dividends, purchases, redemptions, retirements or other distributions by the Issuer shall be excluded from "Restricted Payments" made to the extent made to the Company or to a Wholly-owned Restricted Subsidiary which is either the general partner or a limited partner of the Issuer.

    "RESTRICTED SUBSIDIARY" shall mean and include the Issuer, Intertape Polymer Corp., Intertape Polymer Inc., American Tape Co., IPG (US), Anchor, any Subsidiary so described in Annex A to Exhibit B-2 hereto and any other Subsidiary (i) which is organized under the laws of the United States, Puerto Rico, Canada or any Qualifying EU Jurisdiction or any jurisdiction thereof;
(ii) which conducts substantially all of its business and has substantially all of its assets within the United States, Puerto Rico, Canada or any Qualifying EU Jurisdiction; (iii) of which at least 50% (by number of votes) of the Voting Stock or other equity interest is beneficially owned by the Company or any Wholly-owned Restricted Subsidiary; and (iv) which has been designated by the Board of Directors of the Company as a Restricted Subsidiary in accordance with SECTION5.16. In addition to the foregoing, if and so long as (a) the Company and its Restricted Subsidiaries own and hold at least 20% of the equity interest in IFCO, a limited liability company ("IFCO"), (b) the Company has the right to direct and supervise the operations of IFCO and (c) IFCO does not have assets in excess of 5% of Consolidated Assets, IFCO, at the election of the Company, may be designated a Restricted Subsidiary as provided in SECTION5.16.

    "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended from time to time.

    "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act.

    "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or of the Issuer, as the case may be.

    "SENIOR FUNDED DEBT" shall mean Consolidated Funded Debt, other than Subordinated Funded Debt.

    "SENIOR OFFICER" means the chief executive officer or the chief financial officer of the Company.

    "SERIES" is defined in SECTION1.1.

    "SERIES A NOTES" is defined in SECTION1.1.

    "SERIES B NOTES" is defined in SECTION1.1.

    "SPECIAL RESTRICTED SUBSIDIARY" shall mean a Restricted Subsidiary of which at least 80% (by number of votes) of the Voting Stock or other equity interest is beneficially owned by the Company or any Wholly-Owned Restricted Subsidiary.

    "SUBORDINATED FUNDED DEBT" shall mean all unsecured Funded Debt of the Company or of the Issuer which, in each case, is subject to subordination provisions reasonably acceptable to the holders of not less than 66 2/3% in aggregate principal amount of the Notes, subordinating such Funded Debt to
(i) in the case of Funded Debt of the Issuer, the obligations of the Issuer under the Notes and (ii) in the case of Funded Debt of the Company, the obligations of the Company under the Guaranty Agreement (Company), and (iii) in the case of Funded Debt of IPG (US), the obligations of IPG (US) under the Guaranty Agreement (IPG (US)).

    "SUBSIDIARY" means, as to any Person, (i) any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, (ii) any partnership or joint venture if at least a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries, PROVIDED, that in the case of a 50% ownership interest, such Person shall have the right to exercise general direction and supervision over the operations of such partnership, joint venture or other entity. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

    "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary which is not a Restricted Subsidiary.

    "VOTING STOCK" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled whether through the ownership of stock, partnership interests, by contract or otherwise, to elect a majority of the board of directors (or Persons performing similar functions).

    "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean any Subsidiary of which all of the issued and outstanding equity interests (except directors' qualifying shares) and voting interests of which shall be owned by the Company and/or one or more of its other Wholly-owned Restricted Subsidiaries.

    8.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

    8.3. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                                   SECTION 9
                                 MISCELLANEOUS

    9.1. REGISTERED NOTES. The Issuer shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "NOTE REGISTER") and the Issuer will register or transfer or cause to be registered or transferred as hereinafter provided any Note issued pursuant to this Agreement.

    At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Issuer duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

    The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

    9.2. EXCHANGE OF NOTES. At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to SECTION9.1, this SECTION9.2 or SECTION9.3, and, upon surrender of such Note at its office, the Issuer will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note of the same Series for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes of the same Series aggregating such unpaid principal amount in the denomination of U.S. $500,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form, series and tenor as the Notes so surrendered for exchange. The Issuer may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

    9.3. LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Issuer, or in the event of such mutilation upon surrender and cancellation of the Note, the Issuer will make and deliver without expense to the holder thereof, a new Note, of like tenor and series, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchasers, any subsequent Institutional Holder which is an insurance company or any other Institutional Holder which has a net worth in excess of U.S. $50,000,000 is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Issuer.

    9.4. EXPENSES, STAMP TAX INDEMNITY. Whether or not the transactions herein contemplated shall be consummated, the Obligors, jointly and severally, agree to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such reasonable expenses (including the fees and expenses of any investment banker or financial consultant) relating to any proposed or actual amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Issuer of its obligations under this Agreement and the Notes or of the Company of its obligations under this Agreement, the Guaranty Agreement (Company) or the Guaranty Agreement (IPG
(US)). The Obligors, jointly and severally, also agree that they will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Guaranty Agreement (Company) and the Guaranty Agreement (IPG (US)), whether or not any Notes are then outstanding. The Obligors, jointly and severally, agree to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement (other than those expressly retained by you).

    9.5. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

    9.6. NOTICES. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication followed (on the date of transmission) by overnight air courier, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication followed (on the date of transmission) by overnight air courier, to the Company or to the Issuer at 110E Montee de Liesse, St. Laurent, Quebec, Canada H4T 1N4, Attention: Vice President, Finance, Fax No. 514-731-5477, with a copy to Stikeman Elliott, 1155 Rene Levesque West Blvd., Suite 3900, Montreal, Quebec, Canada H3B 3V2, Attention: Michael L. Richards, Esq., Fax
No. 514-397-3222, and to Morgan, Lewis & Bockius LLP, 101 Park Avenue,
New York, New York 10178, Attn: Nancy Corbett, Esq., Fax No. 212-309-6273 or to such other address as the Company or the Issuer may in writing designate to you or to a subsequent holder of the Note initially issued to you, PROVIDED that the failure to provide copies of any such notices to the parties set forth above or to provide any other copies shall not invalidate any notice provided to the Company or the Issuer pursuant to the terms of this SECTION9.6; PROVIDED FURTHER, HOWEVER, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in
Schedule I, and a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at a telephone number designated for such purpose in

Schedule I and followed (on the day of transmission) by overnight air courier, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Obligors in writing.

    9.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Obligors and their respective successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

    9.8. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Obligors or the General Partner herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

    9.9. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

    9.10. GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law, excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

    9.11. JURISDICTION AND SERVICE IN RESPECT OF ISSUER AND COMPANY. Any legal action or proceeding with respect to this Agreement, the Notes, the Guaranty Agreement (Company) or the Guaranty Agreement (IPG (US)) or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Company and the Issuer hereby ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH OF THE ISSUER, THE COMPANY AND EACH HOLDER OF A NOTE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY.

    Each of the Issuer and the Company further consents that all service of process may be made by delivery to it at the address of the Issuer or the Company, as the case may be, set forth in SECTION9.6 hereof or to its Agent referred to below at such Agent's address set forth below and that service so made shall be deemed to be completed upon actual receipt. Each of the Issuer and the Company for itself hereby irrevocably appoints CT Corporation System with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its Agent for the purpose of receiving service of any process within the State of New York. Nothing contained in this SECTION9.11 shall affect the right of any Noteholder to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Issuer or the Company, or to enforce a judgment obtained in the courts of any other jurisdiction.

    9.12. PAYMENTS FREE AND CLEAR OF TAXES. The Obligors, for the benefit of those holders of the Notes which are residents, citizens or domestic corporations of the United States of America at the time of any payment made by an Obligor hereunder (the "RELEVANT HOLDERS"), agrees that in the event any such payments made by an Obligor under the Notes, this Agreement the Guaranty Agreement (Company) or the Guaranty Agreement (IPG (US)) are subject to any present or future tax, duty, assessment, impost, levy or other similar charge (a "RELEVANT TAX") imposed levied, collected, assessed, deducted or withheld by the government of Canada (or any authority therein or thereof) or by the government of any other country or jurisdiction (or any authority therein or thereof) other than the United States (or any authority therein or thereunder) from or through which payments hereunder are actually made (each a "TAXING JURISDICTION"), the Obligors will pay to the Relevant Holder such additional amounts (the "ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts paid to such Relevant Holder pursuant to the terms of this Agreement, such Notes, the Guaranty Agreement (Company) or the Guaranty Agreement (IPG (US)) after imposition of any such Relevant Tax (including, without limitation, any Relevant Tax on such Additional Amounts) shall be not less than the amounts specified in this Agreement to be then due and payable (after giving effect to the exclusion for Relevant Taxes imposed by the government of the United States (or any authority therein or thereunder) as described above), except that no such Additional Amounts shall be payable in respect of this Agreement, any Note, the Guaranty Agreement (Company) or the Guaranty Agreement (IPG (US)) to a Relevant Holder which is liable for such Relevant Tax in respect of this Note Agreement, such Notes, the Guaranty Agreement (Company) or the Guaranty Agreement
(IPG (US)) solely by reason of such recipient being resident or being deemed resident in such Taxing Jurisdiction or carrying on business or being deemed to carry on business in such Taxing Jurisdiction or having some other business connection with such Taxing Jurisdiction other than, in the case of Canada, the mere holding of this Agreement, such Notes the Guaranty Agreement (Company) or the Guaranty Agreement (IPG (US)) or the receipt of principal or interest in respect thereof.

    9.13. CURRENCY OF PAYMENTS; JUDGMENTS. Any payment made by any Obligor to any holder of the Notes or for the account of any such holder in respect of any amount payable by such Obligor (including any payments under the Guaranty Agreement (Company)) or the Guaranty Agreement (IPG (US)) shall be made in U.S. Dollars. Any payment made by such Obligor to any Noteholder or for the account of any such Noteholder in respect of any amount payable by such Obligor in lawful currency of the United States of America, which payment is made in Canadian dollars or other foreign currency, whether pursuant to any judgment or order of any court or tribunal or otherwise, shall constitute a discharge of the obligations of such Obligor only to the extent of the amount of lawful currency of the United States of America which may be purchased with such Canadian dollars or other foreign currency on the date of payment (or if it is not practicable to make the purchase on such date, on the first day on which it is practicable to do so); PROVIDED that any such conversion of a foreign currency into lawful currency of the United States shall be calculated as of the date such payment is received by such Noteholder. If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Notes, the Obligors shall indemnify such holder against any loss sustained by such holder as a result, and hereunder or under the Notes; and in any event, the Obligors shall indemnify such holder against the reasonable cost of making any such purchase. These indemnities shall constitute a separate and independent obligation from the other obligations herein, in the Notes in the Guaranty Agreement (Company) and in the Guaranty Agreement (IPG (US)), shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any such holder, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any such sum due hereunder, under any Note under the Guaranty Agreement (Company) and under the Guaranty Agreement (IPG (US)) or any judgment or order and shall survive the payment of the Notes and the termination of this Agreement.

    9.14. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

    9.15. INTEREST ACT (CANADA). Solely for purposes of the INTEREST ACT (Canada) and in respect of all or any portion of a calendar year, the annual rate of interest to which any interest rate herein is equal is such rate multiplied by a fraction, the numerator of which is the total number of days in such year and the denominator of which is 360.

    9.16. LANGUAGE. The parties hereby confirm their express intent that this Agreement, the other Agreements, the Guaranty Agreement (Company), the Guaranty Agreement (IPG (US)), the Notes and all documents and agreements directly and indirectly related thereto be written in English.

    Les parties reconnaissent leur volonte expresse que la presente convention, les billets ainsi que les documents et convention qui s'y rattachent directement ou indirectement soient rediges en anglais.

    The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Accepted as of ____________, 1999

                                               IPG HOLDINGS LP

                                               By:   Intertape Polymer Inc., Its General Partner

                                               By:             /s/ ANDREW M. ARCHIBALD
                                                    --------------------------------------------
                                                     ITS VICE-PRESIDENT AND SECRETARY-TREASURER

                                               INTERTAPE POLYMER INC.

                                               By:             /s/ ANDREW M. ARCHIBALD
                                                    --------------------------------------------
                                                     ITS VICE-PRESIDENT AND SECRETARY-TREASURER

                                               INTERTAPE POLYMER GROUP INC.

                                               By:             /s/ ANDREW M. ARCHIBALD
                                                    --------------------------------------------
                                                    ITS CHIEF FINANCIAL OFFICER & VICE PRESIDENT
                                                                 AND ADMINISTRATION

Accepted as of ____________:

                                               PRINCIPAL LIFE INSURANCE COMPANY,
                                               on behalf of one or more separate accounts

                                               By: Principal Capital Management, LLC, a Delaware
                                                   limited liability company, its authorized
                                                   signatory

                                               By:            /s/ JON C. HEINY, COUNSEL
                                                    --------------------------------------------
                                               Name: Jon C. Heiny
                                                                       COUNSEL

                                               By:              /s/ JOELLEN J. WATTS
                                                    --------------------------------------------
                                                                  Joellen J. Watts
                                                                       COUNSEL

Accepted as of ____________:

                                               PRINCIPAL LIFE INSURANCE COMPANY

                                               By: Principal Capital Management, LLC, a Delaware
                                                   limited liability company, its authorized
                                                   signatory

                                               By:                /s/ JON C. HEINY
                                                    --------------------------------------------
                                               Name: Jon C. Heiny
                                                                       COUNSEL

                                               By:              /s/ JOELLEN J. WATTS
                                                    --------------------------------------------
                                                                  Joellen J. Watts
                                                                       COUNSEL

Accepted as of ____________:

                                               CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                               By: CIGNA Investments, Inc.(authorized agent)

                                               By:             /s/ JAMES R. KUZEMCHAK
                                                    --------------------------------------------
                                                                 James R. Kuzemchak
                                                                  MANAGING DIRECTOR

Accepted as of ____________:

                                               JEFFERSON-PILOT LIFE INSURANCE COMPANY

                                               By:            /s/ ROBERT E. WHALEN, II
                                                    --------------------------------------------
                                                                Robert E. Whalen, II
                                                                   VICE PRESIDENT

Accepted as of ____________:

                                               C.M. LIFE INSURANCE COMPANY

                                               By:               /s/ KATHLEEN LYNCH
                                                    --------------------------------------------
                                                                   Kathleen Lynch
                                               Title:

Accepted as of ____________:

                                               MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                               By:               /s/ KATHLEEN LYNCH
                                                    --------------------------------------------
                                                                   Kathleen Lynch
                                                                  MANAGING DIRECTOR

Accepted as of ____________:

                                               MONY LIFE INSURANCE COMPANY

                                               By:              /s/ SUZANNE E. WALTON
                                                    --------------------------------------------
                                                                  Suzanne E. Walton
                                                                  MANAGING DIRECTOR

Accepted as of ____________:

                                               MONY LIFE INSURANCE COMPANY
                                               OF AMERICA

                                               By:              /s/ SUZANNE E. WALTON
                                                    --------------------------------------------
                                                                  Suzanne E. Walton
                                                                  AUTHORIZED AGENT

Accepted as of ____________:

                                               MONY LIFE INSURANCE COMPANY
                                               (for the account of a Separate Account)

                                               By:              /s/ SUZANNE E. WALTON
                                                    --------------------------------------------
                                                                  Suzanne E. Walton
                                                                  MANAGING DIRECTOR

Accepted as of ____________:

                                               NEW YORK LIFE INSURANCE COMPANY

                                               By:               /s/ S. THOMAS KNOFF
                                                    --------------------------------------------
                                                                   S. Thomas Knoff
                                                                      DIRECTOR

Accepted as of ____________:

                                               THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

                                               By:              /s/ RICHARD A. STRAIT
                                                    --------------------------------------------
                                                                  Richard A. Strait
                                                              AUTHORIZED REPRESENTATIVE

                                               RELIASTAR LIFE INSURANCE COMPANY
                                               OF NEW YORK

                                               By:              /s/ JAMES V. WITTICH
                                                    --------------------------------------------
                                                                  James V. Wittich
                                                             VICE PRESIDENT, INVESTMENTS

                                               SECURITY CONNECTICUT LIFE INSURANCE COMPANY

                                               By:              /s/ JAMES V. WITTICH
                                                    --------------------------------------------
                                                                  James V. Wittich
                                                                 ASSISTANT TREASURER

                                               RELIASTAR LIFE INSURANCE COMPANY

                                               By:              /s/ JAMES V. WITTICH
                                                    --------------------------------------------
                                                                  James V. Wittich
                                                              AUTHORIZED REPRESENTATIVE

                                               NORTHERN LIFE INSURANCE COMPANY

                                               By:              /s/ JAMES V. WITTICH
                                                    --------------------------------------------
                                                                  James V. Wittich
                                                                 ASSISTANT TREASURER